EXHIBIT 3.(ii).1
                                     BYLAWS
                                       OF
                                 POP STARZ, INC.

                               ARTICLE 1- OFFICES

         The principal office of the corporation in the State of Florida shall be located in the City of Boca Raton, County of Palm Beach. The corporation may have such other offices, either within or without the State of Florida, as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II- SHAREHOLDERS

         SECTION 1. ANNUAL MEETING: The annual meeting of the shareholders of the corporation shall be held on the first Monday in the month of May in each year, at the hour of 1:00 p.m. for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a Sunday or legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at a special meeting of the shareholders, it shall be held as soon thereafter as may be convenient. The date and time for the annual meeting of shareholders may be modified by consent of the board of directors.

         SECTION 2. SPECIAL MEETING: Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be held when directed by the president, C.E.O. or the board of directors, and shall be held when directed by the president at the request, in writing, of the holders of not less than twenty-five (25%) percent of all the outstanding shares of the corporation entitled to vote at the meeting. The secretary shall issue the call for the meeting unless the president, the board or the shareholders requesting the meeting designate another to make such call.

         SECTION 3. PLACE OF MEETING: The board of directors may designate any place, either within or without the State of Florida, unless otherwise restricted by statute, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida unless otherwise prescribed by statute, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

         SECTION 4. NOTICE OF MEETING: Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than thirty days before the date of the meeting, either personally or by mail, by or at the direction of the secretary or other designated persons calling the meeting, to each

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shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 5. NOTICE OF ADJOURNED MEETINGS: When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

         SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but such period not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholder entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting.

         SECTION 7. VOTING LISTS: The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number shares held by each, which list for a period of ten (10) days

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prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         SECTION 8. QUORUM: A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 9. PROXIES: Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact and shall be filed with the secretary at or before the time of the meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide a majority of them present at the meeting, or if only one is present, then that one may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

         If a proxy expressly provides, any proxy holder may appoint in writing, a substitute to act in his place.

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         SECTION 10. VOTING OF SHARES: Subject to the provisions of the Articles of Incorporation and as otherwise may be provided by law, or herein, each outstanding share of common stock entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS: Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the Chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefore, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

         SECTION 12. VOTING TRUSTS: Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their

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shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

         SECTION 13. INFORMAL ACTION BY SHAREHOLDERS: Unless otherwise provided by law, any action required by law, these bylaws or the Articles of Incorporation, to be taken at any meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                         ARTICLE III- BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS: All corporate powers shall be exercised by or under the authority of, the Board of Directors.

         SECTION 2. NUMBER, TENURE AND QUALIFICATIONS: The number of directors of the corporation shall not be less than one. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. The number of directors may be increased or decreased from time to time by shareholders' amendment to this section. Directors must be natural persons who are at least 18 years of age but need not be residents of this state nor shareholders of this corporation.

         SECTION 3. REGULAR MEETINGS: A regular meeting of the board of directors shall be held within or without Florida, without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS: Special meetings of the board of directors may be called by or at the request of the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by them within or without the State of Florida.

         SECTION 5. NOTICE: Notice of any special meeting shall be given at least ten days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail

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so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.

         Neither the business to be transacted at nor the purpose of any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the board of directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

         The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 6. QUORUM; MANNER OF ACTING: A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 7. VACANCIES: Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         SECTION 8. COMPENSATION: By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or be granted stock options, stock grants or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         SECTION 9. PRESUMPTION OF ASSENT: A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, shall forward such dissent by registered mail to the secretary of the corporation

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immediately after the adjournment of the meeting, or shall abstain from voting in respect thereto because of an asserted conflict of interest. The right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 10. DUTIES OF DIRECTORS: A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interest of the corporation, and with such care as an ordinary prudent person in like position would use under similar circumstances.

         In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

         (a) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; or

         (b) counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person's professional or expert competence; or

         (c) a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

         SECTION 11. DIRECTOR CONFLICTS OF INTEREST: No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorized, approved or ratified such contract or transaction or because his or their votes are counted for such purpose, if:

         (a) The fact of such relationship or interest is disclosed or known to the board of directors or committee which authorized, approved or ratified the contract or transaction by a vote or consent sufficient for purpose without counting the votes or consents of such interested directors; or

         (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof that authorized, approved or ratified such contract or transaction.

         SECTION 12. PARTICIPATION IN MEETINGS: Members of the board of directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by

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means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         SECTION 13. ACTION WITHOUT A MEETING: Any action required to be taken at a meeting of the directors of a corporation, or any actions which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board or of the committee. Such consent shall have the same effect as a unanimous vote.

                              ARTICLE IV- OFFICERS

         SECTION 1. NUMBER: The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the board of directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the board of directors. Any two (2) or more offices may be held by the same person.

         SECTION 2. ELECTION AND TERM OF OFFICE: The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be held. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. REMOVAL: Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES: A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. PRESIDENT: The president shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be

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required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         SECTION 6. VICE PRESIDENT: In the absence of the president or in the event of his death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 7. SECRETARY: The secretary shall (a) keep the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 8. TREASURER: If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (b) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

         SECTION 9. ASSISTANTS SECRETARY AND TREASURER: The directors may from time to time elect individuals to the position of assistant secretary and/or assistant treasurer. During the absence or inability of the secretary to render and perform his duties or exercise his powers, as set forth in these bylaws, or in the acts under which this corporation is organized, the same will be performed and exercised by the assistant secretary; and when so acting he shall have all the powers and be subject to all the responsibility herein given to or imposed upon such secretary.

         During the absence or inability of the treasurer to render and perform his duties or exercise his powers as set forth in these bylaws or in the acts under which this corporation is organized, the same shall

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be performed and exercised by the assistant treasurer; and when so acting he shall have all the powers and be subject to all the responsibility herein given to or imposed upon such treasurer.

         SECTION 10. SALARIES: The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                ARTICLE V- CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS: The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         SECTION 2. LOANS: No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select. Such authority may be delegated to the officers of the corporation.

             ARTICLE VI- CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES: Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president or vice president and by the secretary or assistant secretary or by such other officers authorized by law and by the board of directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. No certificate shall be issued for any share until such share is fully paid for. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for like number of shares shall have been surrendered and canceled, except than in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.

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         SECTION 2. FACSIMILE SIGNATURES, FORM: The signatures of the president or vice president and the secretary or assistant secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge a full statement of such restrictions.

         SECTION 3. TRANSFER OF SHARES: Transfer of shares of the Corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                            ARTICLE VII- FISCAL YEAR

         The fiscal year of the corporation shall begin on January 1 and end on December 31 in each year unless modified by the filing of the corporation's first federal income tax return or action of the Board of Directors.

                           ARTICLE VIII- DISTRIBUTIONS

         The Board of Directors from time to time may declare, and the corporation may pay stock or cash dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                          ARTICLE IX- BOOKS AND RECORDS

         SECTION 1. BOOKS AND RECORDS: This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, board of directors and committees of directors.

         This corporation shall keep at it registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

         Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

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         SECTION 2. SHAREHOLDERS' INSPECTION RIGHTS: Any person who shall have been a holder of record of shares or of voting trust certificate therefor at least six (6) months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five (5%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

         SECTION 3. FINANCIAL INFORMATION: No later than four (4) months after the close of each fiscal year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year.

         Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

         The balance sheets and profit and loss statements shall be filed in the registered office of the corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                           ARTICLE X - CORPORATE SEAL

 The Board of Directors shall provide a corporate seal that shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words, "Corporate Seal".

                          ARTICLE XI- WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                          ARTICLE XII- INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation hereby indemnifies, each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of the Corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.

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The Corporation may maintain insurance, at its expense, to protect itself and all officers and directors against fines, liabilities, costs and expenses, whether or not the Corporation would have the legal power to indemnify them directly against such liability.

         SECTION 2. ADVANCES. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal proceeding shall be paid by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions required by current or future legislation.

         SECTION 3. SAVINGS CLAUSE. If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each person described in Section 1 of this Article to the fullest extent permitted by all portions of this Article that have not been invalidated and to the fullest extent permitted by law.

                             ARTICLE XIII- AMENDMENT

         With the specific exception of Article III, Section 2, regarding the number of directors, these bylaws may be altered, amended or repealed, and new bylaws adopted, at any regular or special meeting of the Board of Directors. The number of directors of the corporation, however, may only be determined by the majority vote of the shareholders.

         I certify that these are the bylaws of the Corporation now in effect.

                                       Secretary: /s/ Jeffrey G. Klein


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